COBRATEC, INC.

SUBSIDIARY COMPANY



Name of Subsidiary:        PINNEAST.COM

Address:                   1121 Sunset Boulevard
                           West Columbia, SC 29169

Doing business as:         Pinneast.com

CobraTec ownership:        100%